As filed with the Securities and Exchange Commission on November 5, 2021

Registration No. 333-63858

Registration No. 333-63860

Registration No. 333-63864

Registration No. 333-63868

Registration No. 333-63870

Registration No. 333-63872

Registration No. 333-120372

Registration No. 333-120374

Registration No. 333-150549

Registration No. 333-150550

Registration No. 333-168411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63858

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63860

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63864

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63868

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63870

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63872

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120372

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120374

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-150550

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168411

UNDER THE SECURITIES ACT OF 1933

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6700 LAS COLINAS BOULEVARD IRVING, TEXAS 75039 (Address of Principal Executive Offices Including Zip Code)	33-0927079 (I.R.S. Employer Identification No.)

AMECO and Subsidiaries Salaried Employees 401(k) Retirement Plan

DMIS, Inc. Nissan Maintenance Project Retirement & Savings Plan

TRS Salaried Employees’ 401(k) Retirement Plan

Fluor Daniel Craft Employees 401(k) Retirement Plan

Fluor Corporation Salaried Employees’ Savings Investment Plan

TRS 401(k) Retirement Plan

Fluor Corporation Employees’ Savings Investment Plan

(Full title of the plan)

John R. Reynolds
Executive Vice President,
Chief Legal Officer and Secretary
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039
(Name and address of agent for service)

(469) 398-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Fluor Corporation (“Fluor”) registered shares of its common stock, par value $0.01 per share (the “Common Stock”), and an indeterminate amount of plan interests for sale under the following Registration Statements on Form S-8:

•                  Registration Statement No. 333-63858;

•                  Registration Statement No. 333-63860;

•                  Registration Statement No. 333-63864;

•                  Registration Statement No. 333-63868;

•                  Registration Statement No. 333-63870;

•                  Registration Statement No. 333-63872;

•                  Registration Statement No. 333-120372;

•                  Registration Statement No. 333-120374;

•                  Registration Statement No. 333-150549;

•                  Registration Statement No. 333-150550; and

•                  Registration Statement No. 333-168411.

Fluor has terminated all offerings of its Common Stock pursuant to the foregoing Registration Statements and accordingly this Post-Effective Amendment No. 1 is being filed to deregister all plan interests and the remaining shares of Common Stock that have not yet been sold pursuant to the foregoing Registration Statements.  The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

Part II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit No.	Description

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, filed on November 5, 2021.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Fluor certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 5, 2021.

FLUOR CORPORATION

By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President,
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the plans named on the cover of this Form S-8 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 5, 2021.

By:	/s/ Jim Hanna
Jim Hanna
Vice President, Global HR Operations and Chair of the U.S. Benefits Committee

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Director (Principal Executive Officer)	November 5, 2021
David E. Constable

*	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	November 5, 2021
Joseph L. Brennan

*	Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 5, 2021
John C. Regan

*	Executive Chairman	November 5, 2021
Alan L. Boeckmann

*	Director	November 5, 2021
Alan M. Bennett

*	Director	November 5, 2021
Rosemary T. Berkery

Signature	Title	Date

*	Director	November 5, 2021
H. Paulett Eberhart

*	Director	November 5, 2021
James T. Hackett

*	Director	November 5, 2021
Thomas C. Leppert

*	Director	November 5, 2021
Teri P. McClure

*	Director	November 5, 2021
Armando J. Olivera

*	Director	November 5, 2021
Matthew K. Rose

* The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment pursuant to the powers of attorney executed by the above-named directors and officers of the Registrant which have been filed with the Securities and Exchange Commission.

By:	/s/ John R. Reynolds
John R. Reynolds
Attorney-in-Fact
November 5, 2021